Exhibit 10.20

                          TRANSITION SERVICES AGREEMENT

     This TRANSITION SERVICES AGREEMENT (this "AGREEMENT"), dated as of December 31, 2009, by and among CAPSTONE CAPITAL GROUP I, LLC., a Delaware limited liability company ("CCGI"), CAPSTONE BUSINESS CREDIT, LLC, a Delaware limited liability company ("CBC"), Capstone Capital Management, Inc., a Delaware corporation ("CAPSTONE MANAGEMENT") and Capstone Trade Partners, Ltd. ("CAPSTONE TRADE", and together with "CCGI", "CBC" and "Capstone Management", collectively "CAPSTONE"), and JONING CORP., a Nevada corporation ("JONING").

                                   WITNESSETH:

     WHEREAS, Capstone and Joning are parties to those four certain Assignment and Assumption Agreements, dated December 30, 2009 (collectively, the "ASSIGNMENTs") pursuant to which Capstone assigned their right, title and interest in and to the Loans under the Loan Documents (as more fully described in the Assignments) to Joning (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Assignments);

     WHEREAS, the parties have determined that it is not possible for all of the rights and obligations of the Loans to be conveyed by Capstone to Joning on the date of the Assignments (hereinafter referred to as the "CLOSING DATE"); and

     WHEREAS, Capstone has agreed, in connection with the transactions contemplated by the Assignments, to provide those services, employees and facilities reasonably necessary for Joning's business during the transitional period following the date hereof.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. Provision of Transition Services. For the purpose of facilitating an orderly transition of the Loans following the Closing Date from Capstone to Joning, Capstone shall provide Joning the following (the "TRANSITION SERVICES"):

     (a) Personnel and Office Space. Until such time as Joning is a fully operating, publicly reporting and/or publicly traded company, Capstone shall provide personnel, office supplies, office equipment, office space and any other materials required for the performance of Joning's business.

     Section 2. Term. Capstone shall provide the Transition Services to Joning commencing on the Closing Date and until December 31, 2010 or at any such time prior to December 31, 2010 by a writing signed by the parties hereto.

     Section 3. Payment and Reimbursement. Joning shall pay or reimburse Capstone for all costs and expenses reasonably incurred in connection with the Transition Services.
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     Section 4. Indemnification. Joning hereby agrees to indemnify, defend and save Capstone and its present and future officers, directors, members, affiliates, employees, controlling persons, agents, representatives, successors and assigns forever harmless from and against such liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, and actual or punitive damages (including fees and expenses of attorneys, accountants and other experts) (individually and collectively, "Losses") actually suffered, sustained or incurred by Capstone relating to, resulting from or arising out of this Agreement or the performance of services hereunder, except as caused by the gross negligence or willful misconduct of Capstone, as finally determined by a court of competent jurisdiction.

     Section 5. Independent Contractor. Capstone understands and agrees that Capstone is acting as an independent contractor and nothing in this Agreement is intended to create a relationship, express or implied, of employer-employee or principal-agent between Capstone and Joning.

     Section 6. Force Majeure. Each party shall be excused from its obligations hereunder while and to the extent that its performance of such obligations is prevented by governmental regulation or order, or by war, declared or undeclared, or other calamites such as fire, earthquake, flood, epidemic or similar acts of God, or as a result of a terrorist act, riot, fire or explosion, or by reason of strike, lockout or labor controversy, or because of other similar or dissimilar causes in each case that is beyond the control of such party. In the event of such casualty, each party shall be responsible for making its own alternate arrangements with respect to the services provided to it which were interrupted; however, the parties agree to cooperate with one another to restore any such interruption as soon as reasonably practicable.

     Section 7. Amendment and Waiver. This Agreement may not be altered, extended or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. The waiver or failure of any party to exercise in any respect any right provided hereunder shall not be deemed a waiver of such right in the future or a waiver of any other rights established under this Agreement.

     Section 8. Notice. All notices, requests, demand, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this section for, or such other address as may be designated in writing hereafter by, such party:

     If to Joning:       Joning Corp.
                         c/o Capstone Business Credit, LLC
                         1350 Avenue of the Americas,
                         24th Floor
                         New York, New York 10019
                         Fax No.: (212) 755-6833
                         Attn.: Mr. Joseph Ingrassia

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     Section 9. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

     Section 10. Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or arbitration tribunal or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties as evidenced hereby.

     Section 11. Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, delegated or assigned by the parties hereto without the prior written consent of the other party, which such consent shall not be unreasonably withheld.

     Section 12. Governing Law; Jurisdiction.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

     (b) Each party to this Agreement irrevocably submits to the exclusive jurisdiction of (i) the courts of the State of New York located in New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any action arising out of this Agreement or the transactions contemplated hereby.

     Section 13. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, and in separate counterparts, including by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 14. Attorneys' Fees. The prevailing party in any dispute arising out of or in connection with this Agreement shall be entitled to recover reasonable attorneys' fees and costs.

                            [Signature Page Follows]

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
     IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be executed as of the day and year first above written.

CAPSTONE CAPITAL GROUP I, LLC               JONING CORP.


By /s/ Joseph F. Ingrassia                 By /s/ Robert L. Olson
   ------------------------------             ----------------------------------
   Its Managing Member                        Its Chief Financial Officer

CAPSTONE BUSINESS CREDIT, LLC


By /s/ Joseph F. Ingrassia
   ------------------------------
   Its Managing Member

CAPSTONE CAPITAL MANAGEMENT, INC.


By /s/ Joseph F. Ingrassia
   ------------------------------
   Its VP

CAPSTONE TRADE PARTNERS, LTD.


By /s/ Joseph F. Ingrassia
   ------------------------------
   Its VP

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